UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

SPINNAKER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16009	76-0560101
(Commission File Number)	(IRS Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Arrangement

On May 6, 2005, the Compensation Committee of the Board of Directors (“Board”) of Spinnaker Exploration Company (“Spinnaker,” the “Company,” “we” or “our”) modified the compensation arrangements for its non-employee directors. The terms and provisions of the compensation arrangements for non-employee directors are set forth in Exhibit 10.1 to this Current Report and incorporated by reference herein.

Restricted Stock Awards

On May 6, 2005, the Compensation Committee approved the awards of shares of restricted stock to officers and employees of the Company (the “Awardees”) under the Company’s 1999 Stock Incentive Plan and the Company’s 2001 Stock Incentive Plan (collectively, the “Plans”). The Compensation Committee intends to issue these awards and future awards, if any, of restricted stock under the Plans pursuant to the terms of the Restricted Stock Award Agreements, copies of which are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report and incorporated herein by reference.

Vesting of Awards. The Restricted Stock Award Agreements provide that, subject to earlier termination pursuant to the terms of the Plans or the Restricted Stock Award Agreements, an award of restricted stock under the 1999 Stock Incentive Plan will vest in four equal annual installments beginning on the first anniversary of the date of grant of the award, and an award of restricted stock under the 2001 Stock Incentive Plan will vest 75% beginning on the third anniversary and 100% on the fourth anniversary of the date of grant of the award.

Certain Mergers. In connection with certain mergers and other events, the Plans and the Restricted Stock Award Agreements provide that outstanding unvested awards of restricted stock will immediately vest, and all restrictions will terminate.

Forfeiture of Awards. The Plans and the Restricted Stock Award Agreements provide that if an Awardee’s employment with the Company is terminated for any reason (including by reason of the Awardee’s death or disability), then that portion, if any, of such Awardee’s award that has not vested will become null and void, as of the date of such termination.

Shareholder Rights. The Restricted Stock Award Agreements provide that Awardees will be entitled to all the rights of ownership in the restricted shares subject to their awards (whether or not vested), including the right to vote those shares and to receive dividends.

The foregoing discussion is qualified by reference to the full text of the Plans (a copy of the 1999 Stock Incentive Plan was filed on September 27, 1999 as Exhibit 10.10 to the Company’s Amendment No. 4 to the Registration Statement on Form S-1, and a copy of the 2001 Stock Incentive Plan was filed on May 30, 2001 as Exhibit 10.2 to the Company’s Registration Statement on Form S-8) and the form of Restricted Stock Award Agreements, which are attached to this Current Report and incorporated by reference herein.

Equity Awards

On May 6, 2005, the Compensation Committee granted equity awards to our officers and employees. The following table sets forth the equity awards for each of our named executive officers as approved by the Compensation Committee.

2

Name	Shares of Restricted Stock	Stock Options
Roger L. Jarvis	10,000	20,000
Scott A. Griffiths	5,000	15,000
Robert M. Snell	2,000	10,000
L. Scott Broussard	2,000	10,000
Jeffrey C. Zaruba	1,500	8,000

The awards of restricted stock will vest 75% beginning on the third anniversary and 100% on the fourth anniversary of the date of grant of the award. The options to purchase shares of our common stock have an exercise price of $34.05 and a seven-year term. The options vested 20% on May 6, 2005, the grant date, and will vest in 20% increments on each anniversary of the grant date.

Item 9.01 Financial Statements and Exhibits.

c.	Exhibits

10.1	Non-Employee Director Compensation Arrangement

10.2	Form of Restricted Stock Award Agreement under the Spinnaker Exploration Company 1999 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement under the Spinnaker Exploration Company 2001 Stock Incentive Plan

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: May 12, 2005	By:	/s/ JEFFREY C. ZARUBA
	Name:	Jeffrey C. Zaruba
	Title:	Vice President, Treasurer and
Assistant Secretary

4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Non-Employee Director Compensation Arrangement

10.2	Form of Restricted Stock Award Agreement under the Spinnaker Exploration Company 1999 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement under the Spinnaker Exploration Company 2001 Stock Incentive Plan

5